Variable Annuities
                         SmartDesign VARIABLE ANNUITY NEW YORK
                                            CUSTOMER DATA FORM

ReliaStar Life Insurance Company of New York
Home Office: 1000 Woodbury Road, Woodbury NY 11797
Customer Contact Center: P.O. Box 9271, Des Moines, IA 50306-9271
Phone: (800) 366-0066
Express Mail: ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899


1(A) OWNER
Name:______________________________________________Trust Date:__________________
SSN or Tax ID:____________________Date of Birth:_______________ __Male __Female
Permanent Address:__________________City:_____________State:_______ Zip:________
Telephone: Home:______________Work:_____________EMail Address:__________________

1(B)JOINT OWNER (Optional. Non-Qualified Plans Only. Option Package I only.) Name:______________________________________________Trust Date:__________________
SSN or Tax ID:____________________Date of Birth:_______________ __Male __Female
Permanent Address:__________________City:_____________State:_______ Zip:________
Telephone: Home:______________Work:_____________EMail Address:__________________

2 ANNUITANT (If other than owner. For Qualified contracts, must be the same as the owner. Annuitant may not be changed.) Name:______________________________________________Trust Date:__________________
SSN or Tax ID:____________________Date of Birth:_______________ __Male __Female
Permanent Address:__________________City:_____________State:_______ Zip:________

3 BENEFICIARY(S) (Please refer to prospectus for details. Beneficiaries will be split equally if no percentages are provided.)

PRIMARY BENEFICIARY
Name:___________________________________Date of Birth:________________ ________%
SSN or Tax ID:__________________________Relationship to Owner:__________________
Address:________________________________________________________________________

__PRIMARY __CONTINGENT BENEFICIARY 2
Name:___________________________________Date of Birth:________________ ________%
SSN or Tax ID:__________________________Relationship to Owner:__________________
Address:________________________________________________________________________

__PRIMARY __CONTINGENT BENEFICIARY 3
Name:___________________________________Date of Birth:________________ ________%
SSN or Tax ID:__________________________Relationship to Owner:__________________
Address:________________________________________________________________________

__PRIMARY __CONTINGENT BENEFICIARY 4
Name:___________________________________Date of Birth:________________ ________%
SSN or Tax ID:__________________________Relationship to Owner:__________________
Address:________________________________________________________________________

For additional Beneficiary designations,please use the space provided in Section 11.

RLNY-CDF-2030 (07/04)              Page 1 of 5                08/30/2004 132289



4 PRODUCT SELECTION
PRODUCT (Must Select One.)
_X_SmartDesign Variable Annuity New York

BENEFIT OPTION PACKAGE (Select One. If an Option Package is not chosen, the death benefit will be the Option Package I.)
__Option Package I
__Option Package II (Not available with Joint Owners)
__Option Package III (Not available with Joint Owners)

OPTIONAL SMARTSTART OPTION (Check box below to add the SmartStart Option to the contract.)
__Add SmartStart Option. (Not available with the Optional ING PrincipalGuard Withdrawal Benefit) With the election of the SmartStart Option, you will receive a Premium Credit, for which there is an additional charge. All or a portion of the premium credit applied may be forfeited if certain events occur, including if you make a withdrawal. Forfeiture of all or a portion of the premium credit may result in the charge exceeding the amount of the premium credit applied. Refer to the appropriate prospectus for complete details regarding the SmartStart Option.

OPTIONAL LIVING BENEFIT (May Select One.) Not available when the ING GET U.S. Core Portfolio is elected. Investment in the DCA Guaranteed Interest Divisions and the Fixed Investment Options is not allowed when an Optional Living Benefit Rider is elected.
__Minimum Guaranteed Income Benefit
__Minimum Guaranteed Accumulation Benefit 10YR (MGAB10)
__ING PrincipalGuard Withdrawal Benefit (Not available with the Optional SmartStart Option)

Withdrawals are subject to federal income tax and if withdrawals are taken prior to age 591/2 a federal tax penalty may apply, equal to 10% of the amount treated as income. You should consult you tax advisory prior to electing any options benefit or rider under the Contract to determine any tax consequences that may result from such election.


5 INITIAL INVESTMENT (Enter Initial Allocation in whole percentages on page 3.) Please make any checks payable to ReliaStar Life Insurance Company of New York. __Initial Premium Paid:$______________________________________________________
__Estimated amount of Transfer/1035 Exchange:$________________________________

6 PLAN TYPE
Non-Qualified:
__Regular  __1035 Exchange

Qualified:
__IRA  __IRA Transfer  __IRA Rollover from Qualified Plan
__SEP-IRA  __403(b) TSA Transfer  __Qualified Other:
__Roth IRA - If transfer, please provide original conversion /establishment date and amount:_____________________________________________________________________
__Simple IRA - If transfer, please provide original establishment date and amount:_________________________________________________________________________

7 REPLACEMENT
Will the coverage applied for replace any existing annuity or life insurance policies on the annuitant's life?
__Yes (If yes, please complete following.) __No
Company Name:___________________________________________________________________
Policy Number:__________________________________________________________________
Face Amount:$___________________________________________________________________

RLNY-CDF-2030(07/04)              Page 2 of 5                  08/30/2004 132289


8 INITIAL INVESTMENT ALLOCATIONS AND DOLLAR COST AVERAGING

INITIAL INVESTMENT ALLOCATIONS
1) Fill in the amounts of your initial investment allocation(s) in whole percentages in Column A (INITIAL) below.

OPTIONAL DOLLAR COST AVERAGING (DCA)2 (DCA is not permitted into the ING GET
 U.S. Core Portfolio.)
1) I elect a monthly transfer of $__________________ (Max: 1/12 of amount allocated to divisions below; 1/6 for 6-Month DCA)
2) Division of allocation from which you are transferring:
__Liquid Asset  __1 YR DCA Term4   __6-Month DCA Term4
3) Please indicate in whole percentages the account divisions for the DCA transfers in Column B (DCA) below.


VARIABLE INVESTMENT OPTIONS A)INITIAL B)DCA2     VARIABLE INVESTMENT OPTIONS A)INITIAL B)DCA2
AIM VI Dent Demographic Trends1     ____%____%  ING VP Index Plus SmallCap1         ____%____%
AIM VI Growth1                      ____%____%  ING VP MagnaCap1                    ____%____%
AllianceBernstein Growth and Income1____%____%  ING VP Value Opportunity1           ____%____%
AllianceBernstein Premier Growth1   ____%____%  ING VP Worldwide Growth1            ____%____%
AllianceBernstein Value1            ____%____%  INVESCO VIF Financial Services      ____%____%
Fidelity VIP Contrafund(r)1         ____%____%  INVESCO VIF Health Sciences         ____%____%
Fidelity VIP Equity-Income1         ____%____%  INVESCO VIF Leisure                 ____%____%
Fidelity VIP Growth1                ____%____%  INVESCO VIF Utilities               ____%____%
ING American Funds Growth1          ____%____%  Janus Aspen Worldwide Growth1       ____%____%
ING American Funds Growth-Income1   ____%____%  Jennison Portfolio1                 ____%____%
ING American Funds International1   ____%____%  PIMCO High Yield                    ____%____%
ING Eagle Asset Value Equity1       ____%____%  Pioneer Fund VCT1                   ____%____%
ING GET U.S Core3 (when available)  ____%____%  Pioneer Small Company VCT1          ____%____%
ING Janus Growth & Income           ____%____%  ProFund VP Bull                     ____%____%
ING JP Morgan Int'l1                ____%____%  ProFund VP Europe 30                ____%____%
ING JP Morgan MidCap Value1         ____%____%  ProFund VP Rising Rates Opportunity ____%____%
ING JP Morgan Small Cap Equity1     ____%____%  ProFund VP Small-Cap                ____%____%
ING Julius Baer Foreign1            ____%____%  Putnam VT Discovery Growth1         ____%____%
ING Liquid Assets1                  ____%____%  Putnam VT Growth and Income1        ____%____%
ING MFS Capital Opportunities       ____%____%  Putnam VT Int'l Growth and Income1  ____%____%
ING MFS Global Growth1              ____%____%  SP Jennison Int'l Growth1           ____%____%
ING MFS Research1                   ____%____%  UBS Tactical Allocation1            ____%____%
ING MFS Total Return1               ____%____%  DCA GUARANTEED INTEREST DIVISIONS4
ING PIMCO Core Bond1                ____%____%  6-Month DCA Term4                   ____%____%
ING Salomon Bros Aggressive Growth1 ____%____%  1-Year DCA Term4                    ____%____%
ING Salomon Bros All Cap1           ____%____%  FIXED INVESTMENT OPTIONS4
ING Salomon Bros Investors1         ____%____%  1-Year Term4                        ____% NA %
ING Van Kampen Comstock 1           ____%____%  3-Year Term4                        ____% NA %
ING VP Convertible1                 ____%____%  5-Year Term4                        ____% NA %
ING VP Index Plus LargeCap1         ____%____%  7-Year Term4                        ____% NA %
ING VP Index Plus MidCap1           ____%____%  10-Year Term4                       ____% NA %
                                Total: 100 % 100%

1 The shares of these portfolios are subject to distribution and/or service (12b-1) fees.
2 DCA does not ensure a profit or guarantee against loss in a declining market. 3 The ING GET U.S Core Portfolio is not available with Optional Withdrawal, Income and Accumulation Benefit Riders. Because each series of the ING GET U.S Core Portfolio is a limited time offering, please note that any initial or subsequent deposits received will be allocated to the series that is then available, if any. Refer to the current ING GET U.S Core Portfolio Prospectus for the Guarantee Period currently available. If no series is available, your deposit will be allocated to the Liquid Asset Division, unless otherwise specified.
4 Not available with Optional Withdrawal and Accumulation Benefit Riders. The maximum enhancement over the new investment earnings for the 1-year DCA Term is 1.25%. There is no 'enhancement' with the 1-year DCA Term if the SmartStart Option is elected. The maximum enhancement over the net investment earnings for the 6-month DCA Term is 5.75%. However, the 6-month DCA Term is not available if the SmartStart Option is elected.
RLNY-CDF-2030(07/04)               Page 3 of 5               08/30/2004 132289

9 OPTIONAL AUTOMATIC PROGRAMS
OPTIONAL SYSTEMATIC PARTIAL WITHDRAWALS (Select one below.)
To have your withdrawals deposited into your bank account, please complete the bank account information below.
__Maximum Amount available free of deferred sales charge.
__Specified Systematic Payment:$_________________________ ($100.00 Minimum.)
__Specified Percentage: %________________________________
Frequency: __Monthly  __Quarterly  __Annually
Day of Month:________________Beginning the month of:______________Year:_________
__I do not want income tax withheld.
__I would like the following income tax withheld.
__Federal $__________ or __________%  __State $__________ or __________%
Withdrawals must wait 30 days after the investment date to begin.
__Check here if you want the Company to process the first withdrawal on the earliest date after the initial payment has been received. All subsequent payments will be processed on the date provided above. __Check here if you do not wish to reduce the dollar amount of this withdrawal in the event of a surrender charge. (Please note that your initial dollar amount cannot be higher than the maximum available. Going over the maximum available may incur a surrender charge and may have an adverse effect on the death benefit amounts).

OPTIONAL ACCOUNT REBALANCING PROGRAM (May not use with DCA, not permitted into the ING GET US Core Portfolio.)
Automatic Allocation Rebalancing will occur on the last business day of the next scheduled rebalancing date. Please consult your prospectus for details regarding this feature as well as restrictions, minimum or maximum limitations, fees and other applicable information. Automatic Allocation Rebalancing does not apply to the Fixed Allocation(s) and cannot be elected if you participate in Dollar Cost Averaging. The percentages will be proportionally recalculated for subsequent reallocations if you have chosen a Fixed Allocation Election. Any subsequent reallocation, add-on or partial withdrawal you direct, other than on a pro rata basis, will terminate this program.

Please rebalance my portfolio to the allocations on this form:
__Quarterly  __Semi-Annually  __Annually

OPTIONAL PRE-AUTHORIZED PAYMENT PLAN (Complete bank account information below.) I understand that all payments made will be allocated pro rata according to the initial allocations entered on this form. I understand and agree to indemnify the Company for any costs incurred should there be insufficient funds in the below listed account. I further understand that the Company may sell sufficient investments in the divisions underlying my contract to recover the full amount of the debit entry.
Deduction Frequency: __Monthly __Quarterly __Annually
Amount:$________________ Start Date:_______________________________

BANK ACCOUNT INFORMATION (Please verify this information with your bank prior to submission.)
I hereby authorize the Company to initiate a debit/credit entry(ies) to the account indicated below and in the amount and frequency listed above. This authorization shall remain in force until I give the Company written notice of termination of this authorization. A voided check or savings account deposit slip is required.
Bank Account Owner Name:________________________________________________________
Bank Account Joint Owner Name (if applicable): _________________________________ Bank Name:______________________________Bank Telephone Number:__________________
Bank Address:___________________________________________________________________
City:_________________________________State:____________ Zip:___________________
__Checking Account  __Savings Account
ABA/Routing Number:___________________Account Number:___________________________

ATTACH VOIDED
CHECK/ DEPOSIT SLIP HERE
RLNY-CDF-2030(07/04)             Page 4 of 5                  08/30/2004 132289


10 DISCLOSURES AND SIGNATURES (Please read the following statements carefully and sign below.)
 By signing below, I acknowledge receipt of the Prospectus. I understand that this contract's cash surrender value when based on the investment experience of a variable investment option may increase or decrease on any day and that no minimum value is guaranteed. This contract is consistent with my anticipated financial needs.
  I certify that, to the best of my knowledge and belief, all statements and answers in this application are complete and true and may be relied upon in determining whether to issue the contract.
  I understand that this contract and the underlying Series shares or securities which fund those contracts and policies are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. I also understand that they are subject to market fluctuation, investment risk and possible loss of principal invested.
  My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholdings resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature:________________________________________________________________
Joint Owner Signature: (if applicable)__________________________________________
Signed at: (City, State)_____________________________________Date:______________
Annuitant Signature: (If other than owner)______________________________________
Signed at: (City, State)_____________________________________Date:______________

11 SPECIAL REMARKS







12 FOR AGENT USE ONLY
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?
__Yes (If yes, submit required replacement forms.) __No
Client Account Number:_____________________________________
Compensation Alternative (Select one. Please verify with your Broker/Dealer that the option you select is available)
__A __B
__Check here if there are multiple agents on this contract.
Split: for Agent #1:____________%, Agent #2:___________%, Agent #3:___________%
Please Note: Compensation will be split equally if no percentage is indicated. Agent #1 will receive all correspondence regarding the policy.

AGENT #1
Print Name:______________________________Signature:_____________________________
SSN:_____________________________________Agent Phone:___________________________
License #/Broker Code:___________________Broker/Dealer Branch:__________________
AGENT #2
Print Name:______________________________Signature:_____________________________
SSN:_____________________________________Agent Phone:___________________________
License #/Broker Code:___________________Broker/Dealer Branch:__________________
AGENT #3
Print Name:______________________________Signature:_____________________________
SSN:_____________________________________Agent Phone:___________________________
License #/Broker Code:___________________Broker/Dealer Branch:__________________
RLNY-CDF-2030(07/04)                   Page 5 of 5            08/30/2004 132289